SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

14362 N. Frank Lloyd Wright Blvd., Suite 1103, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (480) 477-5808

 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.
                                                       Principal
                 Purchaser   Underwriter

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
April 6, 2010	16,000 shares of common stock.	Private investor.	NA	$0.25 per share/NA
(1) The issuance to an investor is viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as a transaction either not involving any public offering, or as exempt under the provisions of Regulation D, promulgated by the SEC under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2010, our Board of Directors approved five-year term executive employment agreements (the “Employment Agreements”) between the Company and Dr. Daniel R. Peralta, our Chairman and Chief Executive Officer, and Malcolm W. Sherman, our Executive Vice President, effective March 22, 2010 and March 23, 2010, respectively.  Dr. Peralta’s Employment Agreement provides for a fixed annual salary of $500,000; Mr. Sherman’s Employment Agreement provides for a fixed annual salary of $350,000. Under the Employment Agreements, both executives are eligible for participation in a bonus pool with other senior executives. For the second year of the term of each Employment Agreement the bonus shall be computed with reference to increases over the corresponding quarterly profit for the year 2006, based on the quarterly reports of the Company for the year 2006; for the third year, the bonus shall be based on the financial performances detailed in the quarterly reports for the year 2007; and for the fourth year of the Employment Agreements, the bonus shall be based on the quarterly reports for the year 2008, and shall continue for the quarterly filings for the year 2009 and each subsequent year during the respective terms of each of the Employment Agreements. Such bonuses will be pooled with those of other senior executives and be computed based on a total bonus pool equal to 15% of the net profits of the Company as set forth in the Company’s SEC filings.

THE ABOVE DESCRIPTIONS OF THE TERMS OF THE EXECUTIVE EMPLOYMENT AGREEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE AGREEMENTS, COPIES OF WHICH ARE FILED AS EXHIBITS TO THIS REPORT.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.60	Executive Employment Agreement, dated as of March 22, 2010, between the Company and Dr. Daniel R Peralta, filed herewith.

10.61	Executive Employment Agreement, dated as of March 23, 2010, between the Company and Malcolm W. Sherman, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.

Date: May 7, 2010	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman
Executive Vice President